Organizational Chart of Dai-ichi Life Holdings, Inc., as of June 30, 2021[1]



Dai-ichi Life Holdings, Inc.* (Japan) (Ultimate Controlling Person)
99.997%
Dai-ichi Life International Holdings LLC (Japan)
70%
Dai-ichi Life Realty Asset Management Co, Ltd.5 (Japan)
85.5%
SOHGO HOUSING CO., Ltd.6 (Japan)
Dai-ichi Life Insurance (Cambodia) PLC.2 (Cambodia)
QOLead, Ltd. (Japan)
Dai-ichi Life International Limited (Japan)
DLI North America Inc. (USA)
The Dai-ichi Life Insurance Company, Limited2 (Japan)
THE DAI-ICHI BUILDING CO., LTD. (Japan)
Protective Life Corporation3 (USA)
36.84%
PT Panin International (Indonesia)
24%
OCEAN LIFE INSURANCE PUBLIC COMPANY 2 (Thailand)
TAL Dai-ichi Life Australia Pty Ltd. (Australia)
45.94%
Star Union Dai-ichi Life Insurance Company Limited 2 (India)
40%
O.M. Building Management Inc.7 (Japan)
Asteron Life & Superannuation Limited2 (Australia)
TAL Dai-ichi Life Group Pty Ltd. (Australia)
TAL Life Limited2 (Australia)
TAL Distribution Holdings Limited (Australia)
Affinia Financial Advisers Limited (Australia)
TAL Superannuation Limited (Australia)
TAL Direct Pty Limited (Australia)
TAL Services Limited (Australia)
TAL Australia Distribution Limited (Australia)
InsuranceLine Limited (New Zealand)
International Life Solutions Proprietary Limited (South Africa)
National Financial Solutions Pty Ltd. (Australia)
Lifebroker Pty Ltd. (Australia)
Lifebroker NZ Ltd. (New Zealand)
Dai-ichi Life International (Europe) Limited (UK)
The Neo First Life Insurance Company, Limited 2 (Japan)
51.25%
The Dai-ichi Life Research Institute Inc. 4 (Japan)
DLI Asia Pacific Pte. Ltd. (Singapore)
Dai-ichi Life Reinsurance Bermuda Ltd. (Bermuda)
The Dai-ichi Frontier Life Insurance Co., Ltd.2 (Japan)
49%
Asset Management One Co., Ltd. (Japan)
Dai-ichi Life Insurance Company of Vietnam, Limited 2 (Vietnam)
Dai-ichi Life Vietnam Fund Management Company Limited (Vietnam)

1 Except as otherwise indicated, chart does not reflect less than 50% ownership interests

2 Insurance company

3 Pages 3 – 5 contain a list of Protective Life Corporation's subsidiaries

4 The voting rights pertaining to The Dai-ichi Life Research Institute Inc. are split among other affiliates of Dai-ichi Life Holdings, Inc. as follows:

- THE DAI-ICHI BUILDING CO., LTD. – 26.25%
- DAI-ICHI SEIMEI CARD SERVICE Co., LTD. – 9.58%
- NIHON BUSSAN CO., LTD. – 8.75%
- The Dai-ichi Life Information Systems Co., Ltd. – 4.17%

As such, the Dai-ichi group owns 100% of the voting rights pertaining to The Dai-ichi Life Research Institute Inc.

5 The voting rights pertaining to Dai-ichi Life Realty Asset Management Co., Ltd. are split among other affiliates of Dai-ichi Life Holdings, Inc. as follows:
- SOHGO HOUSING CO., Ltd. – 30%.

As such, the Dai-ichi group owns 100% of the voting rights pertaining to Dai-ichi Life Realty Asset Management Co., Ltd.

6 The voting rights pertaining to SOHGO HOUSING CO., Ltd. are split among the other affiliates of Dai-ichi Life Holdings, Inc. as follows:
- The Dai-ichi Building Co., Ltd. – 14.5%.

As such, the Dai-ichi group owns 100% of the voting rights pertaining to SOGHO HOUSING CO., Ltd.

7 The voting rights pertaining to O.M. Building Management Inc. are split among the other affiliates of Dai-ichi Life Holdings, Inc. as follows:
- The Dai-ichi Life Insurance Company, Limited – 10%.

As such, the Dai-ichi group owns 50% of the voting rights pertaining to O.M. Building Management Inc.

* Effissimo Capital Management Pte Ltd. ("Effissimo") and Effissimo's controlling persons Takashi Kousaka, Hisaaki Sato, and Yoichiro Imai are considered by the New York State Department of Financial Services, for New York insurance regulatory purposes only, to be controlling persons of MONY Life Insurance Company and Protective Life and Annuity Insurance Company. Based on the Statement of Changes to Large-Volume Holdings available on the EDINET as of June 15, 2021, Effissimo, a non-affiliated investment manager, may be deemed the beneficial owner of 10.91% of the common stock of Dai-ichi Life Holdings, Inc., including rehypothecated shares.

1

• NIHON BUSSAN CO., LTD. – 20% Organizational Chart of Dai-ichi Life Holdings, Inc., as of March 31, 2021% (Japan ) (Myanmar) 1 The voti ng rights pertai ni ng to DAI -ICHI SEIMEI C AR D SERVICE Co., LTD. are split among the other affi liates of Dai-ichi Li fe Hol dings, Inc. as follows: • THE DAI-ICHI BU ILDING CO., LTD. – 11.57% • SOH GO HOUSING C O., Ltd. – 10% • The Dai-ichi Li fe Informati on Systems Co., Ltd. – 3.33% As such, the Dai-ichi group owns 95% of the voting rights pertai ning to D AI-ICHI SEIMEI C AR D SERVICE Co., LTD. 2 The voti ng rights pertai ni ng to Corporate -pension Business Service C o., Ltd. are split among the other affi liates of Dai-ichi Li fe Hol dings, Inc. as follows: • The Dai-ichi Li fe Informati on Systems Co., Ltd. – 1% As such, the Dai-ichi group owns 50% of the voting rights pertai ning to C orporate-pension Business Service C o., Ltd. Dai-ichi Life Holdings, Inc. (Japan) (Ultimate Controlling Person) The Dai-ichi Life Insurance Company, Limited (Japan ) 100% 100% 100% 100% 100% 68 Asset Guardian Company, Lim ited (Japan ) A.F. BUILDING MANAGEMENT CO ., LTD. (Japan ) Dai-ichi Life Business Service Co., Ltd. (Japan ) The Dai-ichi Life Information Sys tems Co., Ltd. (Japan ) Alpha Consulting Co., Ltd. 100% 50.1% 49% 100% Dai-ichi Life Challenged Co., Ltd. (Japan ) DAI-ICHI SE IMEI CARD SERVICE Co., LTD.1 (Japan ) Dai-ichi Smart Small-amount and Short-term Insurance Company, Lim ited (Japan ) Corporate -pension Busines s 32 Service Co., Ltd. (Japan ) Dai-ichi Life Insurance My anm ar Ltd.

 Organizational Chart of Dai-ichi Life Holdings, Inc., as of March 31, 2021 Protective Life and Annuity Insurance Company (AL ) PLC owns 10 0% of non -voti ng p referred stock TIN 63-076 1690 PLICO owns 100 % o f stock NAIC 6023 4 1 insurance company 2 captive i nsurance company Protective Life Corporation (DE) TIN 95-249 2236 Protective Life Insurance Company1 (TN) PLC owns 10 0% of stock TIN 63-016 9720 NAIC 6813 6 West Coa st Life Insura nc e Company1 (NE) PLICO owns 100 % o f stock TIN 94-097 1150 NAIC 7033 5 MONY Life Insuranc e Company1 (NY) PLICO owns 100 % o f stock TIN 13-163 2487 NAIC 6637 0 1 (commerci ally do miciled – NY) PLICO owns 100 % o f vo tin g stock NAIC 8853 6 Protective Finance Corporation (DE) PLICO owns 100 % o f stock TIN 51-037 2969 Protective Finance Corporation II (DE) PLICO owns 100 % o f stock TIN 63-118 7532 Protective Finance Corporation IV (DE) PLICO owns 100 % o f stock TIN 30-055 9075 Golden Gate Captiv e Insurance Company2 (VT) TIN 63-119 1165

Organizational Chart of Dai-ichi Life Holdings, Inc., as of June 30, 2021



Dai-ichi Life Holdings, Inc.
(Japan)
(Ultimate Controlling Person)
Protective Life Corporation (DE)
TIN 95-2492236
Investment Distributors, Inc. (TN)
PLC owns 100% of stock
TIN 63-1100710
Concourse Financial Group Securities, Inc.[1] (AL)
(formerly ProEquities, Inc.)
PLC owns 100% of stock
TIN 63-0879387
Protective Real Estate Holdings, Inc. (DE)
PLC owns 100% of stock
TIN 52-1985171
Protective Life Reinsurance Bermuda Ltd.
(Bermuda)
PLC owns 100% of stock
TIN 98-1512479
Concourse Financial Group Agency, Inc. (AL)
(formerly First Protective Insurance Group, Inc.)
PLC owns 100% of stock
TIN 63-0846761
Warranty Topco, Inc. (DE)
PLC owns 100% of stock
TIN 26-3854933
Empower Financial Resources, Inc. (DE)
PLC owns 100% of stock
TIN 46-5331907
(formerly known as Financial Leadership Alliance, Inc.)
Interstate National Corporation (DE)
Warranty Topco, Inc. owns 100% of stock
TIN 20-4197367
D.R.G., Inc. d/b/a Payment Insured Plan (OR)
Interstate National Corporation owns 100% of stock
TIN 93-1160837
National Warranty Corp. (OR)
Interstate National Corporation owns 100% of stock
TIN 93-1198148
Interstate National Dealer Services, Inc. (DE)
Interstate National Corporation owns 100% of stock
TIN 11-3078398
PIPCO Reinsurance Company, Ltd.
(Turks & Caicos)
Interstate National Corporation owns 100% of stock
TIN 98-0159153
Interstate Administrative Services, Inc. (DE)
INDS owns 100% of stock
TIN 20-1549705
Interstate National Dealer Services of Florida, Inc.[2] (FL)
INDS owns 100% of stock
TIN 11-3284019
LASAS Technologies, Inc. d/b/a RPM One (FL)
INDS owns 100% of stock
TIN 65-0868022
Warranty Direct, Inc. (DE)
INDS owns 100% of stock
TIN 11-3272124

1 registered investment adviser

2 Florida specialty insurer

4

Organizational Chart of Dai-ichi Life Holdings, Inc., as of March 31, 2021 PLC owns 10 0% of stock (FL) PAP owns 100% of stock of Florida2 (FL) TIN 41-163 7611 Protective Life Corporation (DE) TIN 95-249 2236 Che sterfie ld Interna tional Reinsurance Limited (Nevis) PLC owns 10 0% of stock TIN 98-045 8684 Dealer Se rvices Reinsurance, Ltd. (Be rmu da) PLC owns 10 0% of stock TIN 98-019 9455 First Prote ction Corporation (MN) PLC owns 10 0% of stock TIN 41-136 8934 Protective Life Insurance Company1 (TN) TIN 63-016 9720 NAIC 6813 6 Protective Property & Casualty Insura nce Company 1 (MO) PLICO owns 100 % o f stock TIN 43-113 9865 NAIC 3576 9 Western Diversified Services, Inc. (IL) PLICO owns 100 % o f stock TIN 36-260 0350 USWC Holding Company (US WC) (FL) PLICO owns 100 % o f stock TIN 20-864 5816 The Advantage Warranty Corporation2 (FL) WDS o wns 100% of stock TIN 36-344 5516 Asset Protection Financia l, Inc. (MO) (formerly L ynd on Fin ancial Cor poration) PPCIC owns 1 00% of stock TIN 43-181 9865 United States Warra nty Corp.2 (FL) USWC owns 1 00% of stock TIN 59-165 1866 New World Warranty Corp.2 (FL) USWC owns 1 00% of stock TIN 20-863 9268 Protective As set Prote ction, Inc . (MO) (formerly L ynd on Insura nce Gr oup, Inc.) PLICO owns 100 % o f stock TIN 43-180 2403 USWC Ins tallme nt Program, Inc. (FL) USWC owns 1 00% of stock TIN 20-864 6196 New World Re3 (NV) USWC owns 1 00% of stock TIN 20-165 4390 Protective Adminis trat ive Services, Inc. (MO) PAP owns 100% of stock TIN 43-172 4227 Western G enera l Warranty Corporation2 PAP owns 100% of stock TIN 59-312 6230 Western G enera l Deale r Services, Inc. (CA) PAP owns 100% of stock TIN 47-093 9814 Lyndon-DFS Administrative Services, Inc. / Services De Gestion Lyndon-DFS , Inc. (CANADA) PAP owns 100% of commo n stock Warranty Bus iness Services Corporation (MO) PAP owns 100% of stock TIN 43-114 2677 First Prote ction Company (MN) TIN 41-170 3034 1 insurance company 2 specialty insurer 3 captive i nsurance company First Prote ction Corporation FPC owns 100% of stock